Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 13 to the Registration Statement on Form S-14 (File No. 2-96149) and in the Registration Statements on Form S-3 (File No. 333-199694) and Form S-8 (File Nos. 333-28631, 33-10218, 33-13210, 33-14561, 33-48781, 33-59109, 333-43478, 333-43484, 333-128494, 333-139523, 333-148070, 333-156188, 333-167516, 333-170185 and 333-204477) of Altria Group, Inc. of our report dated January 28, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Richmond, Virginia
February 25, 2016